Exhibit 23.3




                     CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-1 of our report dated September 13, 1996 relating to the consolidated financial statements of CGI Holdings, Inc., which appears in such Prospectuses. We also consent to the reference to us under the heading "Experts" in such Prospectuses.





  /s/ Price Waterhouse LLP
  -----------------------
   PRICE WATERHOUSE LLP




   San Francisco, California

   August 26, 1997